EXHIBIT 32

In connection with the quarterly report of Holloman Energy Corporation, (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), Mark Stevenson, the Principal Executive Officer of the Company and Gina Serkasevich, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2015	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer

November 13, 2015	By:	/s/ GINA SERKASEVICH
Gina Serkasevich, Principal Financial and Accounting Officer